SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MEDIA SENTIMENT, INC.
 (Exact name of registrant as specified in its charter)

NV	20-5740705
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

529 Buchanan Street San Francisco, California	94102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333-144101
 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001
 (Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Statement on Form S-1/A, filed with the commission (File No. 333-144101) is incorporated by reference into this registration statement.

Item 2.  Exhibits

Exhibit	Description
3.1	Articles of Incorporation(1)
3.3	By-Laws(1)
5.1	Opinion of Cane Clark, LLP., with consent to use
10.1	Convertible Promissory Note issued to Marian Munz(2)
10.2	Convertible Promissory Note issued to Tunde Munz-Abraham(2)
10.3	Independent Contractor Agreement with Marian Munz (2)
10.4	Independent Contractor Agreement with William White (2)
10.5	Marketing Agreement with Equis Intl. (2)
10.6	Distribution Agreement with Equis Intl. (2)
10.7	Independent Contractor Agreement with Iulian Sirbu (3)
10.8	Independent Contractor Agreement with George Serban (3)
10.9	Independent Contractor Agreement with Dmitry Polyakov (3)
10.10	Independent Contractor Agreement with Eric Conway (3)
10.11	API Usage Agreement (4)
10.12	Options Express Marketing Agreement (4)
10.13	Addendum A agreement with TD Ameritrade (4)
10.14	Syndication License Agreement (4)
16.1	Jewell and Langsdale letter (3)
23.1	Consent of Jewell and Langsdale (5)
23.2	Consent of Maddox Ungar Silberstein, PLLC (5)

(1)	Previously filed as an exhibit to the Registration Statement on Form SB-2 filed on June 27, 2007.
(2)	Previously filed as an exhibit to the Registration Statement on Form SB-2 filed on October 24, 2007.
(3)	Previously filed as an exhibit to the Registration Statement on Form SB-2 filed on December 19, 2007.
(4)	Previously filed as an exhibit to the Registration Statement on Form S-1 filed on April 29, 2008.
(5)	Previously filed as an exhibit to the Registration Statement on Form S-1 filed on August 13, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: May 21, 2010

Media Sentiment, Inc.

By:       /s/ Marian Munz
             Marian Munz
Title:    Chief Executive Officer